                                                   Exhibit (v)

              MONTHLY CERTIFICATEHOLDERS' STATEMENT
                  DISCOVER CARD MASTER TRUST I
          Series 2004-2, Subseries 1 Monthly Statement

              Class A Certificate CUSIP # 25466KEY1
              Class B Certificate CUSIP # 25466KEZ8

Distribution Date: September 15, 2005         Month Ending: August 31, 2005

Pursuant to the Series Supplement dated as of December 2, 2004, as amended, relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004 by and between Discover Bank and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.Payments to investors in Series 2004-2, Subseries 1 on this Distribution
  Date (per $1000 of Class Initial Investor Interest)

  Series 2004-2, Subseries 1          Total        Interest       Principal

  Class A 31 days at 3.5912500% $3.092465280    $3.092465280      $0.000000000

  Class B 31 days at 3.7312500% $3.213020824    $3.213020824      $0.000000000


2.Principal Receivables at the end of August, 2005
  (a)	Aggregate Investor Interest                           $25,023,145,000.00

        Seller Interest                                      $8,419,836,660.67

        Total Master Trust                                  $33,442,981,660.67

  (b)	Group One Investor Interest                           $25,023,145,000.00

  (c)   Group One Investor Interest for
       Interchange Series                                    $4,736,844,000.00

  (d)   Series 2004-2, Subseries 1 Investor Interest         $1,315,790,000.00


  (e)   Class A Investor Interest                            $1,250,000,000.00

        Class B Investor Interest                               $65,790,000.00

3.Allocation of Receivables and other amounts collected during August, 2005



                             Finance Charge      Principal
                               Collections      Collections      Interchange
(a)  Allocation between Investors and Seller:

Aggregate Investor Allocation$342,965,736.13 $4,934,328,516.88  $13,166,181.03

Seller Allocation            $114,090,336.90 $1,641,444,447.29  $79,524,029.91

(b) Group One Allocation     $342,965,736.13 $4,934,328,516.88  $13,166,181.03

(c) Series 2004-2, Subseries 1$18,034,061.48   $259,460,273.85   $3,657,277.66

(d)  Class A Allocation       $17,132,289.84   $246,486,273.79   $3,474,399.87

     Class B Allocation          $901,771.64    $12,974,000.06     $182,877.79

                                  1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of August, 2005              19.47%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of August, 2005               1.35%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of August, 2005              20.83%

(h)	Interchange as a monthly percentage of Master
        Trust Receivables at the beginning of August, 2005               0.27%

(i)	Total Collections and Interchange as a monthly
        percentage of Master Trust Receivables at the
        beginning of August, 2005                                       21.10%


4. Information Concerning the Series Principal Funding Account ("SPFA")

            Deposits into the     Deficit Amount
               SPFA on this           on this          SPFA       Investment
            Distribution Date    Distribution Date    Balance       Income
Series 2004-2,             $0.00             $0.00         $0.00         $0.00
Subseries 1


5. Information Concerning Amount of Controlled Liquidation Payments

                          Amount Paid on  Deficit Amount on   Total Payments
                               this              this          through this
                        Distribution Date Distribution Date Distribution Date
Series 2004-2,                $0.00             $0.00              $0.00
Subseries 1


6. Information Concerning the Series Interest Funding Account ("SIFA")

                                     Deposits into the SIFA         SIFA
                                   on this Distribution Date       Balance
   Series 2004-2, Subseries 1                    $4,076,966.24           $0.00

7. Pool Factors for August, 2005
   Class A                                                          1.00000000

   Class B                                                          1.00000000


8.Investor Charged-Off Amount
                                                         Cumulative Investor
                                            August, 2005  Charged-Off Amount

  (a) Group One                          $130,348,650.28                 $0.00

  (b) Series 2004-2, Subseries 1           $6,854,082.86                 $0.00

  (c) Class A                              $6,511,352.66                 $0.00

      Class B                                $342,730.20                 $0.00

  (d) As an annualized percentage of
       Principal Receivables at the
       beginning of August, 2005                   6.25%                   N/A

                                  2

9.Investor Losses for August, 2005

                                                        Per $1,000 of Initial
                                              Total   Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2004-2, Subseries 1              $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

10. Reimbursement of Investor Losses for August, 2005

                                                       Per $1,000 of Initial
                                               Total Series Investor Interest
   (a) Group One                               $0.00                     $0.00

   (b) Series 2004-2, Subseries 1              $0.00                     $0.00

   (c) Class A                                 $0.00                     $0.00

       Class B                                 $0.00                     $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for August, 2005

                                                       Per $1,000 of Initial
                                              Total  Series Investor Interest
   (a) Group One                              $0.00                      $0.00

   (b) Series 2004-2, Subseries 1             $0.00                      $0.00

   (c) Class A                                $0.00                      $0.00

       Class B                                $0.00                      $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                $41,705,241.65

   (b) Series 2004-2, Subseries 1                                $2,192,983.33

   (c) Class A                                                   $2,083,333.33

       Class B                                                     $109,650.00

13. Class Available Subordinated Amount on this Distribution Date

                                                         As a Perecentage of
                                       Total          Class A Invested Amount
     Series 2004-2, Subseries 1     $164,473,750.00                   13.1579%
     , Class B

                                  3

14. Total Available Credit Enhancement Amounts

                                                Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date          $0.00   $98,684,250.00

  (b) Available Amount on this Distribution Date        $0.00   $98,684,250.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date             $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date              $46,366.61

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   August, 2005                                             $33,877,469,054.39

                                      Delinquent Amount   Perecentage of Ending
    	Payment Status                 Ending Balance     Receivables Outstanding

   	30-59 Days                        $443,734,614.78           1.31%

   	60-179 Days                       $951,847,991.53           2.81%

                                                     (1)
16. Excess Spread Percentages on this Distribution Date

   (a) Group One (2)                                                     4.09%

   (b) Interchange Subgroup (3)                                          7.43%

   (c) Series 2004-2, Subseries 1  (4)                                   7.77%

17. Net Principal Charge-Off Percentage on this
   Distribution Date       (5)
   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of August, 2005                5.25%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


_____________________________________
(1) Investors should refer only to the highest of the Group
Excess Spread Percentage (Item 16(a)), the Interchange
Subgroup Excess Spread Percentage (Item 16(b)) and the
Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.
If necessary, the Trust will use funds available from series or subseries with positive Series Excess Spreads to cover expenses (as detailed in note 4 below)for series or subseries, if any, with negative Series Excess Spreads, except that any such funds consisting of Interchange will only be used to cover expenses for Interchange Series.

(2) Group Excess Spread is the sum of the Series Excess
Spreads for each series, including each subseries, in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series, including each subseries, in the Group.

(3) The Interchange Subgroup Excess Spread Percentage is the sum of (i) all amounts deposited into the Group Interchange Reallocation Account for all
Interchange Series and (ii) the Interchange Subgroup
Allocable Group Excess Spread (as such term is defined in the Series Supplement between Discover Bank and U.S. Bank National Association, as Trustee, for each series, including each subseries), multiplied by twelve, divided by the Series Investor Interest for all Interchange Series at the beginning of each period.

(4) Series Excess Spread for this Subseries is the difference between (a) the sum of Finance
Charge Collections, Yield Collections, Investment
Income, Series Interchange and Additional Funds for any Class of this Subseries (see Item 3(c)), and (b) the sum of (i) the monthly interest for this Subseries (see "Deposits into the SIFA on this Distribution Date" in Item 6), (ii) the monthly servicing fee for this Subseries (see
Item 12 (b)), (iii) the Investor Charged-Off
Amount (see Item 8(b)), and (iv) the Credit
Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. For purposes of determining Group Excess Spread and the Interchange Subgroup Shortfall Allocation
Percentage, Series Excess Spread is the amount calculated as described above minus (i) if the Series Excess Spread for such Subseries is positive without giving effect to clause (i) of this sentence, the lesser of Series Interchange or the amount determined as the Series Excess Spread without giving effect to this sentence; provided that Series Excess Spread, for purposes of determining the Group Excess Spread and the Interchange Subgroup
Shortfall Allocation Percentage, shall not be reduced below zero as a result of this sentence. The Series
Excess Spread Percentage is equal to the Series
Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Subseries at the beginning of the period.

(5) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                         DISCOVER CARD MASTER TRUST I

                 Series 2004-2, Subseries 1 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES
 	The undersigned, a duly authorized representative of Discover Bank, as Master Servicer pursuant to the Amended and Restated Pooling &
Servicing Agreement  dated as of November 3, 2004 (the 'Pooling &
Servicing Agreement') and the Series Supplement, dated as of December 2, 2004, as amended (the 'Series Supplement') by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Series Supplement for the Discover Card Master Trust I, Series 2004-2, Subseries 1 Master Trust Certificates for the Distribution Date occurring on September 15, 2005:

1. Discover Bank is Master Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   August, 2005 is equal to                                  $7,032,829,037.20

4. The aggregate amount of Class A Principal Collections
   processed during August, 2005 is equal to                   $246,486,273.79


5. The aggregate amount of Class A Finance Charge Collections
   processed during August, 2005 is equal to                    $17,132,289.84

6. The aggregate amount of Class A Interchange processed
   during August, 2005 is equal to                               $3,474,399.87


7. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       August, 2005 is equal to                                          $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                $0.00


8. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series
   Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00


   (c) with respect to the Class A Investor Interest is equal to         $0.00

9. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                  $3,865,581.60

                                  1

10.The aggregate amount of Class B Principal Collections
   processed during August, 2005 is equal to                    $12,974,000.06


11.The aggregate amount of Class B Finance Charge Collections
   processed during August, 2005 is equal to                       $901,771.64

12.The aggregate amount of Class B Interchange processed
   during August, 2005 is equal to                                 $182,877.79


13.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       August, 2005 is equal to                                          $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                $0.00


14.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series
   Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                       $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                    $0.00


   (c) with respect to the Class B Investor Interest is equal to         $0.00

15.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                    $211,384.64




16. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of September, 2005.


Series 2004-2, Subseries 1        DISCOVER BANK
                                  as Master Servicer


                                  By: /S/ Michael F. Rickert
                                  ___________________________________
                                  Vice President, Chief
                                  Accounting Officer and
                                  Treasurer



                                  2